UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

REGAL ONE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	814-00710	95-4158065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

P.O. Box 25610 Scottsdale, Arizona	85255
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 312-6888

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The Company held a Special Meeting on March 6, 2015 to (i) vote on an amendment to the Company’s articles of incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio of 1-for-2 (“Proposal 1”), (ii) vote on a merger to effectuate a change of the Company’s state of incorporation from Florida to Maryland (“Proposal 2”), (iii) approve as part of the reincorporation from Florida to Maryland (a) classification of the board of directors (“Proposal 3A”), (b) an increase in the authorized capital (“Proposal 3B”), (c) removal of the provision relating to stockholder action by less than unanimous consent (“Proposal 3C”), (d) an increase I the number of votes a stockholder must possess to call a special meeting (“Proposal 3D”), and (e) the ability of the Company’s board of directors to increase or decrease the number of authorized shares and the number of shares of any class or series of the Company (“Proposal 3E”), (iv) approve the issuance of up to an aggregate of 119,433,962 shares of the Company’s common stock in connection with the purchase of certain equity and debt investments of Capital Point Partners, LP, a Delaware limited partnership, and Capital Point Partners II, LP, pursuant to that certain Asset Purchase Agreement dated as of July 14, 2014, as amended (the “Purchase Agreement”), (“Proposal 4”), (v) elect five (5) nominees to the board of directors following closing of the transactions contemplated by the Purchase Agreement (“Proposal 5”), (vi) authorize the Company, with the approval of its board of directors, to sell shares of the Company’s common stock at a price or prices below its then current net asset value per share in one or more offerings, subject to certain conditions (“Proposal 6”), and (vii) approve the Company’s entrance into an investment advisory agreement with Princeton Investment Advisors, LLC  (“Proposal 7”).  For more information about the foregoing proposals, see the Company’s definitive proxy statement February 9, 2015.

The table below shows the final results of the voting at the Special Meeting:

	Votes in Favor	Votes Withheld or Cast Against	Abstain	Broker Non-Votes
Proposal 1	2,392,290	1,250	34,000	0
Proposal 2	2,427,540	0	0	0
Proposal 3A	2,426,290	1,250	0	0
Proposal 3B	2,426,290	1,250	0	0
Proposal 3C	2,392,290	1,250	34,000	0
Proposal 3D	2,389,089	35,250	3,201	0
Proposal 3E	2,423,090	1,250	3,200	0
Proposal 4	2,392,290[1]	1,250	34,000	0
Proposal 5
Alfred Jackson	2,427,540	0	0	0
Thomas Jones, Jr.	2,242,340	3,200	0	0
Trennis L. Jones	2,242,340	3,200	0	0
Munish Sood	2,242,340	3,200	0	0
Martin Tuchman	2,242,340	3,200	0	0
Proposal 6	2,423,090[1]	1,250	3,200	0
Proposal 7	2,423,090[1]	1,250	0	0

The Company expects to complete the reverse stock split and redomicile into Florida on or about March 13, 2015.

  US_ACTIVE-121293726.1

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   March 11, 2015

REGAL ONE CORPORATION

By:	/s/ Charles J. Newman
Name: Charles J. Newman
Title: President

Footnotes

1 Includes 1,698,861 votes cast ‘in favor’ by affiliates.